UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of report (Date of earliest event reported): February 13, 2006
PolyOne Corporation
(Exact Name of Registrant as Specified in Charter)

Ohio	1-16091	34-1730488

(State or Other Jurisdiction of Incorporation)	(Commission File No.)	(I.R.S. Employer Identification No.)
PolyOne Center, 33587 Walker Rd.
Avon Lake, Ohio 44012
(Address of Principal Executive Offices) (Zip Code)
Registrant’s telephone number, including area code:
(440) 930-1000
N/A

(Former Name or Former Address, if Changed Since Last Report)
     Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement.
1. Letter Agreement; Equity and Incentive Grants.
     On February 13, 2006, PolyOne Corporation (“PolyOne”) entered into a letter agreement (the “Letter Agreement”) with Stephen D. Newlin, pursuant to which Mr. Newlin agreed to serve as PolyOne’s Chairman, President and Chief Executive Officer, with a start date on or before February 21, 2006 (the “Effective Date”). The Letter Agreement (attached as Exhibit 10.1 of this Current Report and incorporated herein by reference) provides for the following:
•	An initial base salary of $700,000 per year and a $600,000 signing bonus payable within 30 calendar days of the Effective Date;

•	Participation in the 2006 Senior Executive Annual Incentive Plan based on the achievement of performance goals established by the Compensation and Governance Committee of the Board of Directors of PolyOne (the “Board”);

•	Reimbursement of relocation expenses;

•	Participation in PolyOne’s other standard benefit programs;

•	Reimbursement for reasonable expenses relating to lodging, meals and travel between Mr. Newlin’s residence and work locations during the 90-day period following the Effective Date; and

•	A grant, upon the Effective Date, of 200,000 shares of restricted stock, which will fully vest on the third anniversary of the date of grant.
     Mr. Newlin is also entitled to participate in PolyOne’s 2006-2008 Long-Term Incentive Plan, which consists of awards, under PolyOne’s 2005 Equity and Performance Incentive Plan, of Stock Appreciation Rights (“SARs”) and Performance Units. Upon the Effective Date, Mr. Newlin will receive a grant of 174,900 SARs and 1,030,500 target cash-settled Performance Units. The SARs have a term of seven years and a base price equal to the fair market value of PolyOne’s Common Shares on the date of the award. The SARs vest in 1/3 increments when the market price per share of PolyOne’s Common Shares for three consecutive days following the date of grant reaches $7.50, $8.50 and $10.00, respectively, provided that they will not vest earlier than one year after the date of grant. Upon exercise, the SARs will be settled in PolyOne Common Shares. The Performance Units are earned based upon the achievement, over a three-year period, of equally-weighted performance goals relating to cash flow, return on invested capital and debt/EBITDA ratio. The Performance Units are denominated, and pay out, solely in cash. PolyOne will enter into its standard award agreements with Mr. Newlin with respect to the SARs and Performance Units.
     Mr. Newlin is also entitled to participate in a two-year cash incentive program for the period of January 1, 2006 through December 31, 2007 (the “Performance Period”). The incentive plan provides for a grant to Mr. Newlin on the Effective Date of 87,000 phantom units, with each unit being equal in value to one share of PolyOne’s common stock. Any earned units entitle Mr. Newlin to a cash payment at the end of the Performance Period equal to the number of earned units multiplied by the high-low average of PolyOne’s common stock on the day immediately preceding approval of payment. Payment is contingent on the attainment of equally-weighted performance goals relating to PolyOne’s cash flow, return on invested capital and debt/EBITDA ratio and Mr. Newlin remaining in the continuous employ of PolyOne or a subsidiary through the end of the Performance Period. Upon a change in control, Mr. Newlin will be entitled to payment of 100% of the units awarded.
     Further, if (i) Mr. Newlin’s employment is terminated by PolyOne without Serious Cause, (ii) such termination is not following a change in control of PolyOne entitling Mr. Newlin to benefits under the Continuity Agreement (as defined below) and (iii) Mr. Newlin agrees to standard non-compete and non-solicitation covenants for a period of 36 months following the date of termination, Mr. Newlin will be entitled to:
•	36 months of salary continuation, car allowance and financial planning/tax preparation allowance;

•	A pro-rated annual incentive amount as earned for the year in which the termination of employment occurs; and

•	18 months of continuation in PolyOne’s medical and dental plans (but not life insurance, short-term disability or long-term disability) and an amount equal to the financial equivalent of six additional months of continuation in such medical and dental plans.
     If Mr. Newlin’s employment is involuntarily terminated without Serious Cause prior to the three year anniversary of the Effective Date, Mr. Newlin is entitled to an additional cash payment as set forth in the Letter Agreement, which payment increases each year during the three-year period. If Mr. Newlin is terminated on or following the three year anniversary of the Effective Date, there is no additional cash payment.
     Further, in connection with his entry into the Letter Agreement, Mr. Newlin will enter into PolyOne’s standard Management Continuity Agreement (as described below) (the “Continuity Agreement”). Mr. Newlin will also execute and be bound by the terms of PolyOne’s standard Confidential Information, Invention and Non-Solicitation Agreement, the PolyOne Code of Conduct and the PolyOne Code of Ethics for Senior Officers.
2. Management Continuity Agreement.
     Upon the Effective Date, PolyOne will enter into the Continuity Agreement with Mr. Newlin. The Continuity Agreement provides for a severance payment and other benefits if Mr. Newlin’s employment is terminated by PolyOne for any reason other than for cause or by Mr. Newlin with good reason within 36 months after a change in control of PolyOne, as set forth in more detail in the Continuity Agreement, the form of which was filed as Exhibit 10.11 to PolyOne’s Annual Report on Form 10-K for the fiscal year ended December 31, 2000 and incorporated herein by reference.

Item 5.02. Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.
     On February 13, 2006, PolyOne’s Board of Directors appointed Stephen D. Newlin to the following positions, effective as of February 21, 2006:
•	Chairman, President and Chief Executive Officer, replacing William F. Patient, who served as Chairman, President and Chief Executive Officer of PolyOne on an interim basis until a successor was elected. Mr. Patient will remain on PolyOne’s Board, and was appointed to serve as Lead Director, for the remainder of his term.

•	Member of the Board of Directors, to serve until PolyOne’s next Annual Meeting of Shareholders and until his successor is elected and qualified. Mr. Newlin’s Letter Agreement provides that, so long as Mr. Newlin serves as Chairman, President and Chief Executive Officer, the Board of Directors will nominate Mr. Newlin to stand for election as a member of PolyOne’s Board of Directors.

•	Member of the Environmental, Health and Safety Committee and of the Financial Policy Committee of the Board.
     Mr. Newlin previously served as President — Industrial Sector of Ecolab, Inc., a global developer and marketer of cleaning, sanitizing and maintenance services and products, from 2003 to 2006. Mr. Newlin served as President and a Director of Nalco Chemical Company, a manufacturer of specialty chemicals, services and systems, from 1998 to 2001 and was Chief Operating Officer and Vice Chairman from 2000 to 2001. Mr. Newlin serves on the Board of Directors of Black Hills Corporation. Mr. Newlin is 53 years old.
     See the disclosure under Item 1.01 above for the material terms of Mr. Newlin’s Letter Agreement and the other material terms of his employment with PolyOne.
Item 9.01. Financial Statements and Exhibits.
     (d) Exhibits.

Exhibit
Number	Description
10.1	Letter Agreement by and between PolyOne and Stephen D. Newlin, effective as of February 13, 2006.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.
Date: February 17, 2006

POLYONE CORPORATION
By:	/s/ Wendy C. Shiba
Name:	Wendy C. Shiba
Title:	Vice President, Chief Legal Officer and Secretary

EXHIBIT INDEX

Exhibit
Number	Description
10.1	Letter Agreement by and between PolyOne and Stephen D. Newlin, effective as of February 13, 2006.